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                                                                    EXHIBIT 21.1

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                                                                                  State of
Parent (at May 9, 2001)                Subsidiary                                 Formation
-----------------------                ----------                                 ---------
Alamosa (Delaware), Inc.               Alamosa Delaware Operations, LLC            Delaware
Alamosa (Delaware), Inc.               Alamosa Holdings, LLC                       Delaware
Alamosa Holdings, LLC                  Alamosa PCS, Inc.                           Delaware
Alamosa Holdings, LLC                  Alamosa Missouri, LLC (1)                   Missouri
Alamosa Holdings, LLC                  Washington Oregon Wireless, LLC             Oregon
Alamosa Holdings, LLC                  SWGP, L.L.C.                                Oklahoma
Alamosa Holdings, LLC                  SWLP, L.L.C.                                Oklahoma
SWGP, L.L.C.                           Southwest PCS, L.P.                         Oklahoma
SWLP, L.L.C.                           Southwest PCS, L.P.                         Oklahoma
Southwest PCS, L.P.                    Southwest PCS Properties, LLC               Delaware
Southwest PCS, L.P.                    Southwest PCS Licenses, LLC                 Delaware
Alamosa PCS, Inc.                      Alamosa Wisconsin GP, LLC                   Wisconsin
Alamosa PCS, Inc.                      Alamosa Finance, LLC                        Delaware
Alamosa PCS, Inc.                      Alamosa Limited, LLC                        Delaware
Alamosa PCS, Inc.                      Alamosa Delaware GP, LLC                    Delaware
Alamosa PCS, Inc.                      Alamosa Wisconsin Limited Partnership       Wisconsin
Alamosa PCS Holdings, Inc.             Alamosa Wisconsin Limited Partnership       Wisconsin
Alamosa Wisconsin GP, LLC              Alamosa Wisconsin Limited Partnership       Wisconsin
Alamosa Limited, LLC                   Texas Telecommunications LP                 Texas
Alamosa Delaware GP, LLC               Texas Telecommunications LP                 Texas
Alamosa Missouri, LLC (1)              Alamosa Missouri Properties, LLC (2)        Missouri
Washington Oregon Wireless, LLC        Washington Oregon Wireless Properties, LLC  Delaware
Washington Oregon Wireless, LLC        Washington Oregon Wireless Licenses, LLC    Delaware
Alamosa Wisconsin Limited Partnership  Alamosa (Wisconsin) Properties, LLC         Wisconsin
Texas Telecommunications, LP           Alamosa Properties, LP                      Texas
Alamosa Delaware GP, LLC               Alamosa Properties, LP                      Texas
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(1)  Formerly Roberts Wireless Communications, L.L.C.
(2)  Formerly Roberts Wireless Properties, LLC.